UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2016

Allegiant Travel Company
_______________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 N. Town Center Drive, Las Vegas, NV		89144
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 851-7300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1    Registrant’s Business and Operations

Item 1.01     Entry into a Material Definitive Agreement.

On September 9, 2016, Allegiant Travel Company (the "Company") entered into an Employment Agreement with John Redmond under which Mr. Redmond will serve as the President of the Company. The Employment Agreement has a three-year term beginning on September 12, 2016. Under the Employment Agreement, Mr. Redmond will not receive any cash base salary and will not participate in the Company’s annual cash bonus plan. Under the Employment Agreement and related equity grant agreements, the sole compensation to Mr. Redmond will be equity grants of 60,000 shares of restricted stock and stock appreciation rights with respect to 15,000 shares at a grant price equal to the closing price of the Company’s common stock on September 8, 2016. The restricted stock will vest in semi-annual installments over a three-year period subject to pro rata acceleration upon death, disability, termination of employment without cause or upon a resignation with good reason. The stock appreciation rights will vest in annual installments over a three-year period subject to pro rata acceleration upon death, disability, termination of employment without cause or upon a resignation with good reason.

Section 5    Corporate Governance and Management

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

As of September 12, 2016, John Redmond will join the Company as its President. Mr. Redmond, age 58, was originally elected to our board in 2007 and served until June 2013, when he resigned to assume a full-time commitment in Australia. After the completion of his commitment, he was once again designated to serve on the board in April 2014. From January 2013 until April 2014, Mr. Redmond served as managing director and chief executive officer of Echo Entertainment Group, Ltd., a gaming and hospitality company. From 2007 until January 2013, Mr. Redmond devoted his time to his private investments. Mr. Redmond served as president and chief executive officer of MGM Grand Resorts, LLC and a director of its parent company, MGM Mirage, from 2001 until 2007. Prior to that, he served as co-chief executive officer and a director of MGM Grand, Inc. from December 1999 to March 2001. He was senior vice president of MGM Grand Development, Inc. from 1996 to 1999. He served as vice-chairman of MGM Grand Detroit, LLC from 1998 to 2000 and chairman from 2000 until 2007. Prior to 1996, Mr. Redmond was senior vice president and chief financial officer of Caesars Palace and Sheraton Desert Inn, having served in various other senior operational and development positions with Caesars World, Inc. Mr. Redmond has served as a director of Vail Resorts, Inc. since 2008 and served as director of Tropicana Las Vegas Hotel and Casino, Inc. from 2009 until June 2013 and of Echo Entertainment Group Limited from September 2011 until April 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2016                                ALLEGIANT TRAVEL COMPANY

By: /s/ Scott Sheldon
Name: Scott Sheldon
Title: Chief Financial Officer